Exhibit 99.1

Aeva Reports Third Quarter 2023 Results

Production Win with May Mobility as Exclusive Supplier of Long-Range LiDAR

Nikon Awarded Production Program for High Precision Industrial Inspection Products

Appointment of Dr. Stefan Sommer, Former CEO of ZF and Board Member at Volkswagen Group, to Aeva’s Board of Directors

$145M Capital Raise in Combined Private Placement and Preferred Facility from Existing Long-term Stockholders Strengthens Aeva’s Position to Win Additional OEM Programs

MOUNTAIN VIEW, Calif., Nov. 8, 2023 –Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems, today announced its third quarter 2023 results.

Key Company Highlights

•
May Mobility selected Aeva 4D LiDAR as the exclusive production supplier of long-range LiDAR through 2028, replacing ToF long-range LiDAR to help expand May Mobility’s operational design domain
•
Awarded multi-year production program to use Aeva’s LiDAR-on-Chip technology on Nikon’s high precision industrial inspection products with Aeva SOP planned for late-2024
•
In the final phase with top-10 OEM. Continued progress ahead of production award decision, including receiving their highest manufacturing readiness rating
•
Appointment of Dr. Stefan Sommer, former CEO of ZF Group and Board member at Volkswagen Group, to Aeva’s Board of Directors brings leading automotive OEM and Tier 1 supplier expertise to help advance Aeva’s automotive opportunities
•
$145M capital raise in combined private placement of $20M and non-voting preferred shares facility of $125M with existing long-term stockholders strategically strengthens Aeva’s position to win additional OEM programs while structured to minimize near-term dilution

“Aeva is delivering significant breakthroughs with production wins in both automotive and industrial, expanding our Board of Directors with a proven leader in automotive and a further bolstering of our strong balance sheet that builds confidence in Aeva’s ability to support additional programs, including with larger automotive OEMs looking to select suppliers who can support their programs beyond SOP,” said Soroush Salehian, Co-Founder and CEO at Aeva. “With growing interest for Aeva’s unique 4D LiDAR-on-chip technology and continued advancement on a number of large opportunities, we believe Aeva is in a strong position for success.”

Third Quarter 2023 Financial Highlights

•
Cash, Cash Equivalents and Marketable Securities
o
Cash, cash equivalents and marketable securities of $233.7 million as of September 30, 2023
•
Revenue
o
Revenue of $0.8 million in Q3 2023, compared to revenue of $1.4 million in Q3 2022
•
GAAP and Non-GAAP Operating Loss*
o
GAAP operating loss of $35.5 million in Q3 2023, compared to GAAP operating loss of $37.8 million in Q3 2022

o
Non-GAAP operating loss of $30.3 million in Q3 2023, compared to non-GAAP operating loss of $31.7 million in Q3 2022
•
GAAP and Non-GAAP Net Loss per Share*
o
GAAP net loss per share of $0.15 in Q3 2023, compared to GAAP net loss per share of $0.17 in Q3 2022
o
Non-GAAP net loss per share of $0.13 in Q3 2023, compared to non-GAAP net loss per share of $0.14 in Q3 2022
•
Shares Outstanding
o
Weighted average shares outstanding of 222.8 million in Q3 2023

*Tables reconciling GAAP to non-GAAP measures are provided at the end of this release. Aeva believes that such non-GAAP measures are useful as supplemental measures of Aeva’s performance.

Capital Raise

Subsequent to the quarter end, Aeva made the strategic decision to bolster its balance sheet with additional capital and entered into agreements for a capital raise of $145 million with existing long-term stockholders.

On November 8, 2023, Aeva entered into agreements with Adage Capital (“Adage”) and Sylebra Capital (“Sylebra”) to purchase approximately $20 million of common stock in a private placement offering at the average closing price of the prior five trading days as of November 7, 2023, without a discount. The private placement is expected to close on or about November 9, 2023, subject to customary closing conditions.

In addition, on November 8, 2023, the Company entered into a Standby Equity Purchase Agreement (the “Facility Agreement”) with Sylebra. Pursuant to the Facility Agreement, the Company will have the right, but not the obligation, to sell to Sylebra up to $125 million of its shares of preferred stock, at the Company’s request until November 8, 2026. The preferred stock will be issued at a price per share of $10,000 and holders of the preferred stock will be entitled to a quarterly dividend at the rate of 7.0% per annum payable in cash or in kind at the option of the Company. The facility is currently undrawn, and Aeva can draw on the facility at its discretion, subject to a new passenger auto-OEM or commercial OEM production program award.

The Company believes the additional capital strategically puts Aeva in a stronger position to win additional programs by building OEM confidence in our ability to support multiple programs, including with major automotive OEMs looking at a select few suppliers who can support their high-volume production programs beyond SOP.

Oppenheimer & Co. Inc. acted as sole placement agent in connection with the offering.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or securities laws of any state or other jurisdiction, and may not be resold absent registration under, or exemption from registration under, the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Conference Call Details

Aeva will host a conference call and live webcast to discuss results at 2:30 p.m. PT / 5:30 p.m. ET today, November 8, 2023. The live webcast and replay can be accessed atinvestors.aeva.com.

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR® sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, 4D LiDAR, Aeries, Ultra Resolution, 4D Perception, and 4D Localization are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include our beliefs regarding our financial position and operating performance for the third quarter 2023 and business objectives for 2023, along with our expectations with respect to the production agreements with May Mobility and Nikon, the collaboration agreement with a Top OEM, as well as engagement and deployments with other customers, the anticipated closing of our capital raise, anticipated benefits of the capital raise and our ability access to capital under the Facility Agreement. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the ability for Aeva to have its products selected for inclusion in OEM products, (v) the ability to manufacture at volumes and costs needed for commercial programs and (vi) other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Form 10-Q and Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	September 30, 2023	December 31, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,550	$67,420
Marketable securities	193,141	256,392
Accounts receivable	769	2,887
Inventories	2,692	2,951
Other current assets	5,620	5,473
Total current assets	242,772	335,123
Operating lease right-of-use assets	7,770	7,402
Property, plant and equipment, net	11,199	9,720
Intangible assets, net	2,850	3,525
Other noncurrent assets	1,067	862
TOTAL ASSETS	$265,658	$356,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,306	$5,182
Accrued liabilities	2,772	9,063
Accrued employee costs	4,860	4,721
Lease liability, current portion	3,347	2,667
Other current liabilities	444	194
Total current liabilities	14,729	21,827
Lease liability, noncurrent portion	4,501	4,789
Warrant liability	22	90
TOTAL LIABILITIES	19,252	26,706
STOCKHOLDERS’ EQUITY:
Common stock	22	22
Additional paid-in capital	661,999	643,756
Accumulated other comprehensive loss	(981)	(3,585)
Accumulated deficit	(414,634)	(310,267)
TOTAL STOCKHOLDERS’ EQUITY	246,406	329,926
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$265,658	$356,632

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$810	$1,374	$2,701	$4,004
Cost of revenue (1)	2,525	2,765	7,715	5,131
Gross loss	(1,715)	(1,391)	(5,014)	(1,127)
Operating expenses:
Research and development expenses (1)	23,787	26,123	76,306	77,376
General and administrative expenses (1)	8,474	8,093	24,020	23,642
Selling and marketing expenses (1)	1,520	2,195	5,603	5,415
Total operating expenses	33,781	36,411	105,929	106,433
Operating loss	(35,496)	(37,802)	(110,943)	(107,560)
Interest income	2,219	1,164	6,508	2,033
Other income, net	39	135	68	896
Loss before income taxes	$(33,238)	$(36,503)	$(104,367)	$(104,631)
Income tax provision	—	—	—	—
Net loss	$(33,238)	$(36,503)	$(104,367)	$(104,631)
Net loss per share, basic and diluted	$(0.15)	$(0.17)	$(0.47)	$(0.48)
Weighted-average shares used in computing net loss per share, basic and diluted	222,825,819	217,888,470	221,003,348	216,937,433

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$161	$396	$858	$738
Research and development expenses	3,094	4,177	12,717	13,152
General and administrative expenses	1,654	1,263	3,989	3,767
Selling and marketing expenses	240	304	589	701
Total stock-based compensation expense	$5,149	$6,140	$18,153	$18,358

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)
	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(104,367)	$(104,631)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,145	2,305
Inventory reserve	170	1,363
Change in fair value of warrant liability	(68)	(922)
Stock-based compensation	18,153	18,358
Amortization of right-of-use assets	2,278	2,147
Realized loss on available-for-sale securities	—	29
Amortization of premium and accretion of discount on available-for-sale securities, net	(2,102)	641
Changes in operating assets and liabilities:
Accounts receivable	2,118	(1,046)
Inventories	89	(580)
Other current assets	(147)	(615)
Other noncurrent assets	(204)	(4)
Accounts payable	(2,402)	1,751
Accrued liabilities	(6,291)	(456)
Accrued employee costs	139	1,283
Lease liability	(2,253)	(2,133)
Other current liabilities	250	(583)
Net cash used in operating activities	(91,492)	(83,093)
Cash flows from investing activities:
Purchase of property, plant and equipment	(3,423)	(5,967)
Purchase of available-for-sale securities	(97,642)	(143,730)
Proceeds from maturities of available-for-sale securities	165,597	284,176
Net cash provided by investing activities	64,532	134,479
Cash flows from financing activities:
Payments of taxes withheld on net settled vesting of restricted stock units	(62)	(613)
Proceeds from exercise of warrants	—	1
Proceeds from exercise of stock options	152	301
Net cash (used in) provided by financing activities	90	(311)
Net (decrease) increase in cash and cash equivalents	(26,870)	51,075
Beginning cash and cash equivalents	67,420	66,810
Ending cash and cash equivalents	$40,550	$117,885

AEVA TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)
(In thousands, except share and per share data)

Reconciliation from GAAP to non-GAAP operating loss
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

GAAP operating loss	$(35,496)	$(37,802)	$(110,943)	$(107,560)
Stock-based compensation	5,149	6,140	18,153	18,358
Non-GAAP operating loss	$(30,347)	$(31,662)	$(92,790)	$(89,202)

Reconciliation from GAAP to non-GAAP net loss
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

GAAP net loss	$(33,238)	$(36,503)	$(104,367)	$(104,631)
Stock-based compensation	5,149	6,140	18,153	18,358
Change in fair value of warrant liability	(40)	(135)	(68)	(922)
Non-GAAP net loss	$(28,129)	$(30,498)	$(86,282)	$(87,195)

Reconciliation between GAAP and non-GAAP net loss per share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Shares used in computing GAAP net loss per share:
Basic and diluted	222,825,819	217,888,470	221,003,348	216,937,433
GAAP net loss per share
Basic and diluted	$(0.15)	$(0.17)	$(0.47)	$(0.48)
Stock-based compensation	0.02	0.03	0.08	0.08
Change in fair value of warrant liability	(0.00)	(0.00)	(0.00)	(0.00)
Non-GAAP net loss per share
Basic and diluted	$(0.13)	$(0.14)	$(0.39)	$(0.40)